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                                                                     Exhibit 3.5



                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM  07/28/1992
                                                          922105267 - 2296545

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              QF ACQUISITION CORP.

            QF Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is QF Acquisition Corp.

      2. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 4, 1992, and a Certificate of Amendment of the Certificate of Incorporation was filed with the Delaware Secretary of State on June 3, 1992.

      3. This Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      4. This Restated Certificate of Incorporation and the amendments to the Certificate of Incorporation contained herein were declared advisable and adopted by the unanimous written consent of the Board of Directors of the Corporation and were approved by written consent of the holders of a majority of outstanding shares of Common Stock of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware and have thereby been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

      5. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated, integrated and further amended to read in its entirety as follows:
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                                      - 2 -


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              QF ACQUISITION CORP.

      FIRST: The name of the Corporation is QF ACQUISITION CORP.

      SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, zip code 19901, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty thousand (20,000) shares, of which: (a) five thousand (5,000) shares shall be Class A Common Stock and shall have a par value of $.01 per share (hereafter referred to as "Class A Common Stock"), (b) five thousand (5,000) shares shall be Class B Common Stock and shall have a par value of $.01 per share (hereafter referred to as "Class B Common Stock"), and (c) ten thousand (10,000) shares shall be Preferred Stock and shall have a par value of $.01 per share (hereafter referred to as "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are hereafter referred to collectively as the "Common Stock".

      (b) To the fullest extent now or hereafter permitted by the General Corporation Law of Delaware, the Board of Directors of the Corporation is expressly authorized, by resolution or resolutions (hereafter referred to as a "Preferred Stock Resolution"), to divide any or all of the authorized shares of the Preferred Stock into one or more series, to fix and determine the designation and the number of shares of any such series, and to fix the voting powers (full or limited or no voting powers) and the designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions with respect to the Preferred Stock or any such series. If a Preferred Stock Resolution divides the
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                                      - 3 -


Preferred Stock into one or more series, all shares of any one series of Preferred Stock shall be alike in every particular, except with respect to the accrual of dividends prior to the date of issuance. A Preferred Stock Resolution may provide that the Preferred Stock issued pursuant to such resolution is senior to and has preference over the rights of the shares of Common Stock or, to the extent not limited by a Preferred Stock Resolution with respect to a particular series of Preferred Stock, over the rights of the shares of any other series.

      (c) The rights and powers of the holders of the Class A Common Stock and the holders of the Class B Common Stock shall be identical except that the holders of the Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by them of record at the time for determining the holders thereof entitled to vote, and the holders of the Class B Common Stock shall not be entitled to any vote with respect to any share of Class B Common Stock held by them of record at any time. Except for and subject to those rights expressly granted to the holders of Preferred Stock or any series thereof by a Preferred Stock Resolution and except as may be provided by the General Corporation Law of Delaware: (1) the holders of Preferred Stock having voting rights and the holders of Class A Common Stock shall vote together as one class and (2) the holders of Common Stock shall have exclusively all other rights of stockholders.

      (d) Shares of Class A Common Stock shall be convertible into shares of Class B Common Stock in accordance with the terms and conditions set forth below:

            (1) Any Shares of Class A Common Stock held by any Stockholder affected by an Event described in this paragraph (d)(1) or by any member of the Stockholder Group of which such Stockholder is a member shall, as of the date of the occurrence of such Event, be automatically converted into Shares of Class B Common Stock. For purposes of this paragraph (d)(1) each of the following events and conditions shall be deemed to constitute an "Event":

                  (A) the filing of a petition in bankruptcy by or against any
            Stockholder, if within 60 days of such filing, such petition is not dismissed, or any assignment by any Stockholder for the benefit of his creditors;
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                                     - 4 -


                  (B) the death of any Stockholder;

                  (C) the Permanent Disability of any Stockholder other than the
            Employee Stockholder;

                  (D) any transfer, award, or confirmation of any Shares to any
            Stockholder's spouse pursuant to a decree of divorce, dissolution, or separate maintenance, or pursuant to a property settlement or separation agreement;

                  (E) the entry of any decree of divorce, dissolution or
            separate maintenance, on the execution or delivery of any property settlement, or separation agreement with respect to any Stockholder who is a spouse of an existing or former Stockholder and who holds Shares as a Permitted Transferee of such existing or former Stockholder; and

                  (F) any other event, other than those described in Section 4 of the Stockholders' Agreement, which, were it not for the provisions of the Stockholders' Agreement, would cause any Shares of any Stockholder, or any interest therein, to be sold, assigned, pledged, encumbered, awarded, confirmed, or otherwise transferred, for consideration or otherwise, to any Person, whether voluntarily, involuntarily, or by operation of law under circumstances not constituting approved means of transfer under the Stockholders' Agreement.

            (2) In the event that any holder of Shares transfers shares of Class A Common Stock to any holder of shares of Class B Common Stock, then all Shares so transferred shall, upon such transfer, automatically be converted to shares of Class B Common Stock.

      (e) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock in accordance with the terms and conditions set forth below:

            (1) In the event that any holder of Shares transfers shares of Class B Common Stock to any holder of shares of Class A Common Stock, then all Shares so transferred shall, upon such transfer, automatically be converted to shares of Class A Common Stock.
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                                      - 5 -


            (2) In the event that any holder of Shares transfers shares of Class B Common Stock to any person (other than a Stockholder) pursuant to
      Section 3(c) of the Stockholders' Agreement, then all Shares so transferred shall, upon such transfer, automatically be converted to shares of Class A Common Stock.

      (f) The procedures for the conversion of shares of Class A Common Stock and Class B Common Stock shall be as follows:

            (1) As promptly as practicable after the automatic conversion of any Stockholder's shares of Class A Common Stock into shares of Class B Common Stock, such Stockholder shall surrender the outstanding certificate or certificates representing the shares of Class A Common Stock that have been converted to shares of Class B Common Stock, in whole or in part, to the Corporation at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in a notice to its Stockholders), and such Stockholder shall thereupon be entitled to receive in exchange therefor (A) a certificate or certificates representing the number of shares of Class B Common Stock into which the shares of Class A Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted and (B) to the extent, if at all, that the certificate or certificates surrendered shall represent shares of Class A Common Stock that have not been converted into shares of Class B Common Stock, then a certificate or certificates representing the number of such shares of Class A Common Stock. Until surrendered, each outstanding certificate of Class A Common Stock which, prior to the automatic conversion, represented shares of Class A Common Stock shall evidence ownership of (A) the number of shares of Class B Common Stock into which the shares of Class A Common Stock (which, prior to the date of the automatic conversion were represented thereby) have been so converted and (B) the number of shares of Class A Common Stock that were not automatically converted into shares of Class B Common Stock. So long as any of the Shares of Class A Common Stock are outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for issuance upon the conversion of shares of Class A
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                                      - 6 -


      Common Stock, sufficient shares of Class B Common Stock to satisfy the full conversion requirements of the Class A Common Stock.

            (2) As promptly as practicable after the automatic conversion of any Stockholder's shares of Class B Common Stock into shares of Class A Common Stock, such Stockholder shall surrender the outstanding certificate or certificates representing the shares of Class B Common Stock that have been converted to shares of Class A Common Stock, in whole or in part, to the Corporation at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in a notice to its Stockholders), and such Stockholder shall thereupon be entitled to receive in exchange therefor (A) a certificate or certificates representing the number of shares of Class A Common Stock into which the shares of Class B Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted and (B) to the extent, if at all, that the certificate or certificates surrendered shall represent shares of Class B Common Stock that have not been converted into shares of Class A Common Stock, then a certificate or certificates representing that number of such shares of Class B Common Stock. Until surrendered, each outstanding certificate of Class B Common Stock which, prior to the automatic conversion, represented shares of Class B Common Stock shall evidence ownership of (A) the number of shares of Class A Common Stock into which the shares of Class B Common Stock (which, prior to the date of the automatic conversion were represented thereby) have been so converted and (B) the number of shares of Class B Common Stock that were not automatically converted into shares of Class A Common Stock. So long as any of the Shares of Class B Common Stock are outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for issuance upon the conversion of shares of Class B Common Stock, sufficient shares of Class A Common Stock to satisfy the full conversion requirements of the Class B Common Stock.

      (g) As used in this Article FOURTH, the following terms shall have the following meanings:
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                                      - 7 -


            (1) "Employee Stockholder" shall have the meaning ascribed thereto in the Stockholders' Agreement.

            (2) "Permanent Disability" or "Permanently Disabled" shall have the meaning ascribed thereto in the Stockholders' Agreement.

            (3) "Permitted Transferee" shall have the meaning ascribed thereto in the Stockholders' Agreement.

            (4) "Person" shall mean a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

            (5) "Shares" shall mean the Common Stock and Preferred Stock of the Corporation.

            (6) "Stockholder" shall mean as of any time, any person who owns Shares at such time.

            (7) "Stockholder Group" shall mean, with respect to any Stockholder, such Stockholder, each of his Permitted Transferees and each of their respective successive Permitted Transferees.

            (8) "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of July 22, 1992, among the Corporation and each of the Stockholders on such date, as amended from time to time.

            (9) "transfer" shall mean any sale, assignment, transfer, pledge, hypothecation, gift, encumbrance or other disposition of Shares.

      FIFTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders, it is further provided that:

      (a) The election of the directors of the Corporation need not be by written ballot unless the By-laws of the Corporation so require.
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                                      - 8 -


      (b) The approval of stockholders holding at least a majority of all outstanding shares of Class A Common Stock and any shares of Preferred Stock having voting rights shall be required to authorize the following actions:

            (1) any change in the authorized capital stock of the Corporation (including without limitation any change in the number of authorized shares of any class of capital stock, the par value of the shares of any class of capital stock, the powers, designations, preferences or special rights of any class of capital stock or the voting power of any class of capital stock) from that in effect on the date hereof, except to the extent that such change is made pursuant to the authority granted to the Board of Directors in Section (b) of this Article FOURTH;

            (2) the purchase of Shares by the Corporation pursuant to any of its rights under the Stockholders' Agreement;

            (3) any sale or issuance of shares, or grant of options, warrants, subscriptions or other rights with respect to, or any repurchase, resale or reissuance (including the transfer, resale or reissuance of treasury shares) of, any capital stock of the Corporation or any securities convertible or exchangeable into capital stock of the Corporation, except for (A) any sale or issuance of capital stock expressly required under the terms of any such options, warrants, subscriptions or other rights or any such convertible or exchangeable securities outstanding on the date hereof, (B) the issuance of any shares pursuant to any conversion of Shares from shares of Class A Common Stock to shares of Class B Common Stock or from shares of Class B Common Stock to shares of Class A Common Stock pursuant to the provisions hereof and of the Stockholders' Agreement or (C) the issuance of any shares of Preferred Stock pursuant to the provisions of the Capital Contribution Agreement dated as of the date hereof, among the Corporation and each of the Stockholders of the Corporation (the "Capital Contribution Agreement");

            (4) any public offering of securities of the Corporation;
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                                      - 9 -


            (5) any amendment of the Certificate of Incorporation of the Corporation (other than an amendment effected by a Certificate of Designations filed in connection with a Preferred Stock Resolution authorized by the Board of Directors pursuant to its authority granted herein);

            (6) any merger or consolidation of the Corporation with or into any other corporation;

            (7) any sale or other transfer of all or any part of the Corporation's interest in Quality Foods, L.P., a Delaware partnership (the "Partnership"), or the successors and assigns of the Partnership (other than pursuant to the pledge of such interest to the lenders providing financing for the Acquisition, as defined in the Amended and Restated Limited Partnership Agreement of the Partnership dated as of the date hereof);

            (8) the dissolution of the Corporation;

            (9) the adoption of a plan of liquidation of the Corporation;

            (10) any action by the Corporation to commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors;

            (11) except as otherwise contemplated by the Stockholders' Agreement, any recapitalization, restructuring or reorganization of the Corporation, including any change in its capital stock effected by a combination reclassification, exchange, split or reverse split, conversion or other change (whether through merger, consolidation, amendment of certificate of incorporation, retirement or redemption of stock, dividend, recapitalization or otherwise);
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                                     - 10 -


            (12) any declaration of payment of any dividend or other distribution with respect to the Shares, in securities of the Corporation, cash or other property, or any distribution to Stockholders, other than cash dividends which may lawfully be paid out of surplus or earnings of the Corporation, which dividends are approved by the Board of Directors of the Corporation and paid pro rata to all holders of the shares of each class of capital stock on which dividends are declared in proportion to the number of shares of such class held; and

            (13) the sale, transfer, lease, exchange or other disposition of all or substantially all of the Corporation's assets (based on the fair market value of such assets at the time of the proposed sale), other than sales in the ordinary course of business, or any other material change in the nature of the business conducted by the Corporation.

      (c) The approval of stockholders holding at least 70% of all outstanding shares of Class A Common Stock and any shares of Preferred Stock having voting rights shall be required to authorize the following actions:

            (1) any (A) change in the authorized capital stock of the Corporation (including without limitation any change in the number of authorized shares of any class of capital stock, the par value of the shares of any class of capital stock, the powers, designations, preferences or special rights of any class of capital stock or the voting power of any class of capital stock) from that in effect on the date hereof, except to the extent that such change is made pursuant to the authority granted to the Board of Directors in Section (b) of this Article FOURTH, or (B) sale or issuance of shares, including any sale or issuance of shares incident to a merger or consolidation with another entity, or grant of options, warrants, subscriptions or other rights with respect to, or any repurchase, resale or reissuance (including the transfer, resale or reissuance of treasury shares) of, any capital stock of the Corporation or any securities convertible or exchangeable into capital stock of the Corporation, except in the case of each of clause (A) and clause (B) hereof, for:
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                                     - 11 -


                  (i) any change, sale or issuance or repurchase of capital
            stock expressly required under the terms of any options, warrants, subscriptions or other rights or any convertible or exchangeable securities outstanding on the date hereof;

                  (ii) the issuance of any shares pursuant to any conversion of shares from shares of Class A Common Stock to shares of Class B Common Stock or from shares of Class B Common Stock to shares of Class A Common Stock pursuant to the provisions hereof and of the Stockholders' Agreement;

                  (iii) the issuance of any shares of Preferred Stock pursuant to the provisions of the Capital Contribution Agreement;

                  (iv) any such sale or issuance or repurchase which is offered or made on a pro rata basis to all stockholders;

                  (v) any such repurchase by the Corporation pursuant to any of its rights or obligations under the Stockholders' Agreement; or

                  (vi) any such change, sale or issuance or repurchase which is in connection with a transaction, including without limitation, a recapitalization, restructuring or reorganization of the Corporation as described in Section (b)(11) of this Article FIFTH, a public offering of securities of the Corporation, or a sale, transfer, lease, exchange or other disposition of all or substantially all of the Corporation's assets, in which transaction all stockholders will participate or are offered the opportunity to participate on the same terms and conditions, in proportion to their interests in the Corporation;

            (2) the approval by the Corporation as a general partner of the Partnership of any amendment to the Quality Foods, L.P. Amended and Restated Limited Partnership Agreement, dated as of the date hereof, which would adversely affect the rights and interests of the Corporation in the income, losses, capital or distributions of the Partnership, unless such
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                                     - 12 -


      amendment is necessary and appropriate to comply with applicable law;

            (3) the engaging in any business other than the business of acting as the General Partner of the Partnership and carrying out the business and purposes of the Partnership;

            (4) the issuance of any shares of Preferred Stock with voting powers; and

            (5) any amendment to Section (c) of Article FIFTH of this Restated Certification of Incorporation.

      (d) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

            (1) to adopt, amend or repeal the By-laws of the Corporation; and

            (2) to exercise all of the powers of the Corporation except those which by law or this Certificate of Incorporation expressly require the consent of the stockholders.

      (e) Any vote or votes authorizing the liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the holders of Preferred Stock, if any, for the distribution of the Corporation's assets pro rata among the holders of Common Stock of the Corporation (hereafter referred to as the "Common Stockholders"), wholly or in part, in cash or in kind, whether such assets be in cash or in other property, and any such vote or votes may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the Common Stockholders, in such manner that every Common Stockholder will receive a proportionate amount in value (determined as aforesaid) of cash and/or property of the Corporation upon such liquidation or dissolution even though each Common Stockholder may not receive a strictly proportionate part of each such asset.

      SIXTH: No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in his capacity as a director, provided that liability of a
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                                     - 13 -


director shall not be eliminated or limited (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) for any transaction from which the director derived an improper personal benefit, or (d) under Section 174 of the General Corporation Law of Delaware. Any repeal or amendment of this Article, insofar as it would in any way enlarge the liability of any director of the Corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment.

      SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences, and privileges conferred upon stockholders and directors by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article SEVENTH.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by David M. Zebro, its Vice President, and attested by David F. Herrick, its Secretary, this 22nd day of July, 1992.

                                       QF ACQUISITION CORP.


                                       By: /s/ David M. Zebro
                                          --------------------------------
                                       David M. Zebro, Vice President


                                       ATTEST: /s/ David F. Herrick
                                              ----------------------------
                                       David F. Herrick, Secretary